UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2009

ORTHOVITA, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-24517	23-2694857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 640-1775

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Amendment to 2007 Omnibus Equity Compensation Plan

At the 2009 Annual Meeting of Shareholders of Orthovita, Inc. (the “Company”) held on June 23, 2009 (the “Annual Meeting”), the Company’s shareholders approved an amendment (the “Amendment”) to the Company’s 2007 Omnibus Equity Compensation Plan (the “2007 Plan”) to increase by 4,000,000 shares the aggregate number of shares of the Company’s common stock (“Company Stock”) which may be issued under the 2007 Plan. The total aggregate number of shares of Company Stock that may be issued by the Company under the 2007 Plan, as amended by the Amendment (the “Amended 2007 Plan”), is 17,594,318.

A copy of the Amended 2007 Plan is filed as Exhibit 10.1 to this report. The foregoing description of the Amended 2007 Plan is qualified in its entirety by reference to the full text of the actual document.

Amended and Restated Employee Stock Purchase Plan

At the Annual Meeting, the Company’s shareholders also approved the Company’s Amended and Restated Employee Stock Purchase Plan (the “Amended and Restated Employee Stock Purchase Plan”), which approval included (i) an increase to the number of shares reserved for issuance under the Amended and Restated Employee Stock Purchase Plan by an additional 200,000 shares to an aggregate of 500,000 shares of Company Stock reserved for purchase thereunder, (ii) an extension to the scheduled expiration date of the Amended and Restated Employee Stock Purchase Plan from June 2008 to June 2018, and (iii) certain administrative changes to be consistent with best drafting practices.

The foregoing description of the Amended and Restated Employee Stock Purchase Plan is qualified in its entirety by reference to the full text of the Amended and Restated Employee Stock Purchase Plan, a copy of which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the Securities and Exchange Commission on August 8, 2008 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	2007 Omnibus Equity Compensation Plan, as amended on June 23, 2009.

10.2	Amended and Restated Employee Stock Purchase Plan (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the Securities and Exchange Commission on August 8, 2008 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOVITA, INC.

By:	/s/ Christine J. Arasin
Vice President and General Counsel

Dated: June 24, 2009